Exhibit 3.1

FORM OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

CONSOL MINING CORPORATION

CONSOL Mining Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (as it may be amended from time to time, the “DGCL”), hereby certifies as follows:

1. The name of this corporation is CONSOL Mining Corporation. The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on June 21, 2017.

2. This Amended and Restated Certificate of Incorporation, which restates and amends the original Certificate of Incorporation, was duly adopted in accordance with the provisions of Sections 242 and 245 of the DGCL by the written consent of the Corporation’s sole stockholder in accordance with Section 228 of the DGCL.

3. The text of the original Certificate of Incorporation is hereby amended and restated to read herein as set forth in full.

4. This Amended and Restated Certificate of Incorporation shall be effective at [●] [p.m.], Eastern time, on [●].

Article I – Name of the Corporation

The name of the corporation is CONSOL Mining Corporation (the “Corporation”).

Article II – Registered Office; Registered Agent

The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

Article III – Purpose

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

Article IV – Capital Stock

4.1. Authorized Capital Stock. (a) The total number of shares of capital stock which the Corporation shall have authority to issue is                  (                    ), which shall be divided into two classes, consisting of                  (                    ) shares of Common Stock, par value of $0.01 per share (the “Common Stock”), and                  (                    ) shares of Preferred Stock, par value of $0.01 per share (the “Preferred Stock”).

(b) Subject to the rights of the holders of any then outstanding class or series of Preferred Stock provided by this Amended and Restated Certificate of Incorporation (as it may be amended and/or restated from time to time, this “Certificate of Incorporation”), the number of authorized shares of any of the Common Stock or the Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the outstanding shares of stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL or any corresponding provision hereinafter enacted, and no vote of the holders of any of the Common Stock or Preferred Stock voting separately as a class shall be required therefor.

4.2 Terms of the Common Stock. All shares of Common Stock will be identical in all respects and will entitle the holder(s) thereof to the same rights, privileges and preferences, except as otherwise provided in this Certificate of Incorporation or by the DGCL.

(a) Except as otherwise provided in this Certificate of Incorporation or by the DGCL, each holder of shares of Common Stock shall be entitled, with respect to each share of Common Stock held by such holder, to one vote in person or by proxy on all matters submitted to a vote of the holders of Common Stock, whether voting separately as a class or otherwise.

(b) Except as may be provided under the Certificate of Designation with respect to any then outstanding series of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, property, stock or otherwise, as may be declared thereon by the Board of Directors at any time and from time to time out of assets or funds of the Corporation legally available therefor, and shall share equally on a per share basis in such dividends and distributions.

(c) In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, and except as may be provided under the Certificate of Designation with respect to any then outstanding series of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them.

(d) The holders of shares of Common Stock shall not have cumulative voting rights.

4.3 Designation of Classes, Series and Terms of Preferred Stock. (a) Shares of Preferred Stock may be issued at any time and from time to time in one or more series as determined by the Board of Directors. The Board of Directors is hereby authorized to provide, out of the unissued shares of Preferred Stock, for the issuance of all or any of the shares of Preferred Stock in one or more series and, by filing a certificate of designation pursuant to the applicable provisions of the DGCL (hereinafter referred to as a “Preferred Stock Certificate of Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designations, , preferences and the relative participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, of each such series, including, without limitation, dividend rights, dividend rates, conversion rights, exchange rights, voting rights (whether full, limited or no voting rights), terms of redemption and liquidation preferences.

(b) The Common Stock shall be subject to the express terms of any then outstanding series of Preferred Stock.

(c) Except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation that alters or changes the powers, preferences, rights or other terms of one or more then outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other then outstanding series of Preferred Stock, to vote thereon pursuant to a Preferred Stock Certificate of Designation or pursuant to the DGCL as currently in effect or as the same may hereafter be amended.

4.4 References to Certificate of Incorporation. For purposes hereof and the bylaws of the Corporation (as they may be amended and/or restated from time to time, the “Bylaws”), the term “Certificate of Incorporation” includes this Certificate of Incorporation as it may be amended by any Preferred Stock Certificate of Designation from time to time.

Article V – Term

The term of existence of the Corporation shall be perpetual.

Article VI – Board of Directors

6.1 Number of Directors. Subject to any rights of the holders of any class or series of Preferred Stock to elect additional directors under specified circumstances, the number of directors which shall constitute the Board of Directors shall be fixed from time to time exclusively pursuant to a resolution adopted by the affirmative vote of a majority of the total number of directors that the Corporation would have if there were no vacancies (the “Whole Board”).

6.2 Classes of Directors.

(a) Subject to the rights of holders of any class or series of Preferred Stock to elect directors, the Board of Directors shall initially be and is divided into classes, as nearly equal in number as is reasonably possible, with directors in each class having the terms of office specified in Section 6.2(b) of this Article VI. Commencing with the election of directors at the annual meeting to be held in 2020, and, subject to the rights of any holders of any class or series of Preferred Stock to elect directors, all directors up for election shall thereupon be elected for a term expiring at the next annual meeting of stockholders as provided in Section 6.2(b) of this Article VI.

(b) Subject to the rights of holders of any then outstanding class or series of Preferred Stock to elect directors, each director shall serve for a term ending at the election of directors at the third annual meeting of stockholders following the annual meeting of stockholders at which such director was elected; provided that each director assigned to Class I shall serve for an initial term expiring at the Corporation’s first annual meeting of stockholders held after the effectiveness of this Certificate of Incorporation; each director assigned to Class II shall serve for an initial term expiring at the Corporation’s second annual meeting of stockholders held after the effectiveness of this Certificate of Incorporation; and each director assigned to Class III shall serve for an initial term expiring at the Corporation’s third annual meeting of stockholders held after the effectiveness of this Certificate of Incorporation. Notwithstanding the foregoing, commencing with the election of directors at the annual meeting to be held in 2020, each director whose term expires at such meeting and any director who is newly up for election at such meeting shall be elected for a term expiring at the next annual meeting of stockholders; and for the election of directors at the annual meeting of stockholders to be held in 2021, each director whose term expires at such meeting and any director who is newly up for election at such meeting shall be elected for a term expiring at the next annual meeting of stockholders, and for the election of directors at each annual meeting thereafter, each director shall be elected for a term expiring at the next succeeding annual meeting. The term of each director shall continue until the election and qualification of his or her successor and be subject to his or her earlier death, resignation or removal.

(c) Subject to any rights granted to the holders of shares of any series of Preferred Stock then outstanding, (x) for so long as the directors are divided into classes, any director may be removed from office only for cause and only upon the affirmative vote of the holders of at least two-thirds (66 2/3%) in voting power of the outstanding shares of capital stock entitled to vote in an election of such director and (y) from and after the time at which the directors are no longer divided into classes, any director may be removed at any time, either with or without cause, upon the affirmative vote of the holders of at least two-thirds (66 2/3%) of the outstanding shares of capital stock of the Corporation then entitled to vote in an election of such director.

(d) Unless and except to the extent that the Bylaws shall so require, the election of directors of the Corporation need not be by written ballot.

6.3 Newly Created Directorships and Vacancies. Subject to any rights granted to the holders of shares of any series of Preferred Stock then outstanding and unless the Board of Directors otherwise determines, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, or by a sole remaining director, and directors so chosen shall hold office for the unexpired term of his or her predecessor in office and until such director’s successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the Whole Board shall shorten the term of any incumbent director.

6.5 Rights of Holders of Preferred Stock. Notwithstanding the provisions of this Article VI, whenever the holders of one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately or together by series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorship shall be governed by the rights of such Preferred Stock as set forth in the Preferred Stock Certificate of Designation governing such series.

Article VII – Stockholder Action

7.1 Stockholder Action by Written Consent. Subject to the rights of the holders of any then outstanding series of Preferred Stock with respect to such series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation at an annual or special meeting of stockholders of the Corporation, may be taken without a meeting, without prior notice, and without a vote, only if a consent or consents in writing, setting forth the action so taken, shall be signed by all of the stockholders entitled to vote with respect to the action that is the subject of the consent.

7.2 Special Meetings of Stockholders. Subject to the rights of the holders of any then outstanding series of Preferred Stock with respect to such series of Preferred Stock, special meetings of the stockholders may be called only by or at the direction of the Chairman of the Board of Directors, the Chief Executive Officer, or the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board, and any power of stockholders to call a special meeting is specifically denied.

Article VIII – Indemnification; Advancement of Expenses; Director Liability

8.1 Indemnification and Advancement of Expenses. The Corporation, to the fullest extent permitted by law, shall indemnify and advance expenses to any person made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she is or was a director of the Corporation, or, while serving as a director of the Corporation, serves or served at any other enterprise as a director or officer at the request of the Corporation; provided, however, that, except to the extent otherwise provided in the Bylaws, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized in advance by the Board of Directors. Such rights to indemnification and advancement of expenses shall continue as to a person who has ceased to be a director of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such person. The rights to indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification or an advancement of expenses hereunder may be entitled under the Bylaws, any agreement between the Corporation and such person, vote of stockholders or disinterested directors or otherwise.

8.2 Limitation of Liability of Directors. To the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended, a director of the Corporation shall not be personally liable either to the Corporation or to any of its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation existing immediately prior to the time of such amendment, modification or repeal. If the DGCL hereafter is amended to further eliminate or limit the liability of a director, then the liability of a director of the Corporation shall be further limited or eliminated to the full extent permitted by the DGCL as so amended.

Article IX – Amendments to Bylaws

The Board of Directors shall have the power, without the assent or vote of the stockholders, to adopt, amend, alter or repeal the Bylaws.

Article X – Forum and Venue

Unless the Corporation consents in writing to the selection of an alternative forum (an “Alternative Forum Consent”), the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim for or based on a breach of a fiduciary duty owed by any current or former director, officer, employee, or agent of the Corporation to the Corporation or to its stockholders, including any claim alleging the aiding and abetting of such a breach of fiduciary duty, (iii) any action asserting a claim against the Corporation or any current or former director or officer or other employee of the Corporation arising pursuant to any provision of the DGCL or this Certificate of Incorporation or the Bylaws, (iv) any action asserting a claim related to or involving the Corporation that is governed by the internal affairs doctrine, or (v) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the DGCL shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal court for the District of Delaware). The existence of an Alternative Forum Consent as to one action or claim shall not act as a waiver of the Corporation’s ongoing consent right as set forth above in this Article X with respect to any other action or claim. Any person or entity that acquires any interest in any security of the Corporation will be deemed to have notice of and consented to the provisions of this Article.

Article XI – Amendments

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by this Certificate of Incorporation and the DGCL, and all rights, preferences and privileges herein conferred upon stockholders by and pursuant to this Certificate of Incorporation in its current form or as hereafter amended are granted subject to the right reserved in this Article XI. Notwithstanding the foregoing or any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least three quarters (75%) of the voting power of all of the outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class, shall be required to alter, amend or repeal, or to adopt any provision inconsistent with Section 6.2.

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IN WITNESS WHEREOF, the undersigned has duly executed this Amended and Restated Certificate of Incorporation, this          day of                     , 2017.

CONSOL Mining Corporation

By:
Name:
Title: